Exhibit 99.1

Cadrenal Therapeutics Reports Fourth Quarter 2025 Financial Results; Provides Corporate Update on CAD-1005 Program for HIT Following End-of-Phase 2 FDA Meeting

Encouraging Phase 2 HIT data and recent FDA feedback support continued advancement of CAD-1005 as Cadrenal’s near-term development priority; broader 12-LOX platform remains a longer-term opportunity

PONTE VEDRA, Fla., March 31, 2026 – Cadrenal Therapeutics, Inc. (Nasdaq: CVKD), a late-stage biopharmaceutical company advancing novel therapies for life-threatening immune and thrombotic conditions, today reported its financial results for the fourth quarter and full year ended December 31, 2025, and provided a corporate update highlighting recent progress across its CAD-1005 program for HIT and broader 12-LOX inhibitor platform. The update reflects continued progress for CAD-1005, Cadrenal’s first-in-class 12-LOX inhibitor for suspected heparin-induced thrombocytopenia (HIT), including completion of its End-of-Phase 2 (EOP2) meeting with the U.S. Food and Drug Administration (FDA) on March 26, 2026, to align on the proposed Phase 3 pivotal trial of CAD-1005 in patients with HIT.

Recent Highlights

●	Reported encouraging results from a randomized, blinded, placebo-controlled Phase 2 study of CAD-1005 in HIT, with fewer new or worsening thrombotic events observed in patients treated with CAD-1005 on a background of standard anticoagulant therapy.

●	Observed a greater than 25% absolute reduction in thrombotic events in the CAD-1005 treatment arm versus placebo, while also gaining important insight that platelet count recovery may not be an appropriate surrogate endpoint for clinical efficacy in HIT.

●	On March 26, 2026, the Company completed its End-of-Phase 2 meeting with the FDA and clarified a potential registrational path for its planned Phase 3 pivotal trial.

●	Incorporation of FDA feedback into Phase 3 protocol is currently underway.

●	Continued to position CAD-1005 as the only selective 12-LOX inhibitor currently in clinical development, supported by Orphan Drug and Fast Track designations from the FDA and orphan drug status from the European Medicines Agency.

●	While HIT remains the Company’s near-term development priority, it continues to see additional scientific support for 12-LOX inhibition beyond HIT, including research in obesity and type 2 diabetes showing potential improvements in glycemic control, pancreatic beta-cell preservation, and inflammatory signaling.

“CAD-1005 continues to reinforce our conviction that selective 12-LOX inhibition may offer a differentiated approach for patients with HIT, a life-threatening, immune-mediated prothrombotic disorder, and a serious condition with substantial unmet need,” commented Quang X. Pham, Chairman & CEO. “Despite modern care, mortality remains high (up to 18-20% in some groups), with many survivors facing limb amputations. The encouraging Phase 2 results, including the reduction in thrombotic events observed on top of standard anticoagulant therapy, further strengthen our confidence in the program and in the decision to make CAD-1005 our lead development priority.”

“The recent End-of-Phase 2 meeting with the FDA is an important milestone in clarifying the regulatory path forward for CAD-1005. As we incorporate FDA feedback and prepare for the next stage of development, we remain focused on advancing CAD-1005 as our lead priority in HIT. At the same time, we continue to evaluate longer-term opportunities across our broader 12-LOX platform and other pipeline assets to support future value creation.”

Fourth Quarter 2025 Financial Highlights

Research and development expenses for the quarter ended December 31, 2025, were $0.7 million compared to $1.5 million for the same period in 2024. General and administrative expenses for the quarter ended December 31, 2025, were $2.4 million compared to $2.7 million for the same period in 2024. Cadrenal reported a net loss of $3.0 million for the quarter ending December 31, 2025, compared to $4.2 million for the same period in 2024.

On December 31, 2025, Cadrenal had cash and cash equivalents of $4.0 million. The Company is evaluating financing and strategic alternatives to support its planned clinical development activities. The Company had approximately 2.3 million shares of common stock outstanding as of December 31, 2025.

About Cadrenal Therapeutics, Inc.

Cadrenal Therapeutics, Inc. (Nasdaq: CVKD) is a late-stage biopharmaceutical company advancing novel therapies for life-threatening immune and thrombotic conditions. Its lead program, CAD-1005, is a first-in-class 12-LOX inhibitor for the treatment of heparin-induced thrombocytopenia (HIT), a deadly immune-mediated thrombotic disorder. CAD-1005 has received Orphan Drug and Fast Track designations from the U.S. Food and Drug Administration and orphan drug status from the European Medicines Agency. Second-generation 12-LOX oral therapeutics are also under development for chronic indications.

The Company’s broader pipeline features tecarfarin, a late-stage oral vitamin K antagonist designed to prevent heart attacks, strokes, and deaths due to blood clots in patients requiring chronic anticoagulation, including for patients with end-stage kidney disease and left ventricular assist devices, and frunexian, a parenteral Factor XIa inhibitor intended for use in acute hospital settings.

For more information, visit https://www.cadrenal.com/ and connect with the Company on LinkedIn.

Safe Harbor

Any statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include, without limitation, statements regarding the continued progress for CAD-1005 for suspected heparin-induced thrombocytopenia; a potential registrational path for the Company’s planned Phase 3 pivotal trial; additional scientific support for 12-LOX inhibition beyond HIT; research in obesity and type 2 diabetes showing potential improvements in glycemic control, pancreatic beta-cell preservation, and inflammatory signaling; selective 12-LOX inhibition offering a differentiated approach for patients with HIT, a serious condition with substantial unmet need; continuing to evaluate longer-term opportunities across the Company’s broader 12-LOX platform and other pipeline assets to support future value creation; the Company’s clinical development plans and timing, regulatory pathway and potential registration strategy for CAD-1005; the design and initiation of its planned Phase 3 trial, the potential therapeutic and commercial opportunity for CAD-1005 and the Company’s broader pipeline, and the Company’s capital requirements and potential financing or strategic alternatives. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the ability to continue progress CAD-1005; the ability to successfully plan a registrational path for the Company’s planned Phase 3 pivotal trial; the ability for 12-LOX inhibition to provide improvements in obesity and type 2 diabetes in glycemic control, pancreatic beta-cell preservation, and inflammatory signaling and support future value creation; the Company’s ability to raise sufficient funding to commence and complete its planned Phase 3 trial, and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s subsequent filings with the Securities and Exchange Commission, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Lytham Partners, LLC

Robert Blum, Managing Partner

602-889-9700

CVKD@lythampartners.com

CADRENAL THERAPEUTICS, INC.

BALANCE SHEETS

	December 31, 2025	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$4,007,789	$10,017,942
Interest receivable	5,096	38,153
Prepaid expenses and other current assets	200,140	42,257
Deferred offering costs	106,342	14,445
Total current assets	4,319,367	10,112,797
Property, plant and equipment, net	5,174	6,944
Other assets	2,167	3,792
Total assets	$4,326,708	$10,123,533

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$650,663	$1,502,468
Accrued liabilities	937,319	1,181,490
Total current liabilities	1,587,982	2,683,958
Total liabilities	1,587,982	2,683,958

Stockholders’ equity:
Preferred stock, $0.001 par value, 7,500,000 shares authorized, no shares issued and outstanding as of December 31, 2025 and 2024	-	-
Common stock, $0.001 par value; 75,000,000 shares authorized, 2,338,127 shares issued and outstanding as of December 31, 2025; 1,782,486 shares issued and outstanding as of December 31, 2024	2,338	1,782
Additional paid-in capital	41,696,533	33,160,576
Accumulated deficit	(38,960,145)	(25,722,783)
Total stockholders’ equity	2,738,726	7,439,575
Total liabilities and stockholders’ equity	$4,326,708	$10,123,533

CADRENAL THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2025	2024
Operating expenses:
General and administrative expenses	$9,354,135	$6,753,726
Research and development expenses	4,100,168	4,205,013
Depreciation expense	6,874	1,880
Total operating expenses	13,461,177	10,960,619
Loss from operations	(13,461,177)	(10,960,619)
Other income
Interest and dividend income	223,815	309,251
Total other income	223,815	309,251
Net loss and comprehensive loss	$(13,237,362)	$(10,651,368)

Net loss per common share, basic and diluted	$(6.64)	$(8.73)
Weighted average number of common shares used in computing net loss per common share, basic and diluted	1,993,757	1,219,550

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